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                                                                       EXHIBIT A

                       Form of Initial Warrant Certificate

                                     [Face]

     EXERCISABLE ON OR AFTER THE SEPARATION DATE (AS DEFINED HEREIN). THE WARRANTS EVIDENCED BY THIS CERTIFICATE ARE NOT TRANSFERABLE SEPARATELY FROM THE COMPANY'S 11 1/2% SENIOR NOTES DUE 2007 (THE "NOTES") ORIGINALLY SOLD AS A UNIT WITH SUCH WARRANTS UNTIL THE EARLIEST TO OCCUR OF (I) ONE YEAR FROM THE DATE OF ISSUANCE OF THE NOTES AND (II) SUCH OTHER DATE AS MAY BE DESIGNATED BY DONALDSON, LUFKIN & JENRETTE SECURITIES CORPORATION (THE "SEPARATION DATE").

     THE COMMON STOCK, PAR VALUE $0.01 PER SHARE, OF THE COMPANY (THE "COMMON STOCK") FOR WHICH THIS WARRANT IS EXERCISABLE MAY NOT BE OFFERED OR SOLD IN THE UNITED STATES ABSENT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND ANY APPLICABLE STATE SECURITIES LAWS OR AN APPLICABLE EXEMPTION FROM REGISTRATION REQUIREMENTS. ACCORDINGLY, NO WARRANT HOLDER SHALL BE ENTITLED TO EXERCISE SUCH HOLDER'S WARRANTS AT ANY TIME UNLESS, AT THE TIME OF EXERCISE, (I) A REGISTRATION STATEMENT UNDER THE SECURITIES ACT RELATING TO THE SHARES OF COMMON STOCK ISSUABLE UPON THE EXERCISE OF THIS WARRANT (THE "WARRANT SHARES") HAS BEEN FILED WITH, AND DECLARED EFFECTIVE BY, THE SECURITIES AND EXCHANGE COMMISSION (THE "SEC"), AND NO STOP ORDER SUSPENDING THE EFFECTIVENESS OF SUCH REGISTRATION STATEMENT HAS BEEN ISSUED BY THE SEC OR (II) THE ISSUANCE OF THE WARRANT SHARES IS PERMITTED PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.


No. ___________                                               _________ Warrants
                               Warrant Certificate

                             Olympic Financial Ltd.

          This Warrant Certificate certifies that _________, or its registered assigns, is the registered holder of Warrants expiring March 15, 2007 (the "WARRANTS"), to purchase shares of Common Stock, par value $.01 per share (the "COMMON STOCK"), of Olympic Financial Ltd., a Minnesota corporation (the "COMPANY"). Each Warrant entitles the registered holder upon exercise at any time from 9:00 a.m. on the Separation Date referred to below until 5:00 p.m.
New York, New York time on March 15, 2007, to receive from the Company 6.84 fully paid and nonassessable shares of Common Stock ("WARRANT SHARES") at the initial exercise price (the "EXERCISE PRICE") of $11.00 per share in the form of cash or by certified or official bank check payable to the order of the Company in the amount of the Exercise Price, and upon surrender of this Warrant Certificate and such payment of the Exercise Price at the office or agency of the Warrant Agent (as hereinafter defined), but only subject to the conditions set forth herein and in the Warrant Agreement referred to below. The Exercise Price and number of Warrant Shares issuable upon exercise of the Warrants are subject to adjustment upon the occurrence of certain events set forth in the warrant agreement (the "WARRANT AGREEMENT"), dated as of March 12, 1997, between the Company and Norwest Bank Minnesota, National Association, as warrant agent (the "WARRANT AGENT"). All capitalized terms not defined herein shall have the meanings assigned to such terms in the Warrant Agreement.


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          No Warrant may be exercised before the Separation Date.  No Warrant may be exercised after 5:00 p.m., New York, New York Time on March 15, 2007 and to the extent not exercised by such time such Warrants shall become void.

          Reference is hereby made to the further provisions of this Warrant Certificate set forth on the following pages hereof and such further provisions shall for all purposes have the same effect as though fully set forth at this place.

          This Warrant Certificate shall not be valid unless countersigned by the Warrant Agent.

          This Warrant Certificate shall be governed and construed in accordance with the internal laws of the State of New York.


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          IN WITNESS WHEREOF, Olympic Financial Ltd. has caused this Warrant
Certificate to be signed by its Chief Financial Officer and by its Assistant Secretary and has caused a facsimile of its corporate seal to be affixed hereunto or imprinted hereon.

Dated: March 12, 1997

                                        Olympic Financial Ltd.



                                        By:
                                           -------------------------------------
                                        Name:
                                             -----------------------------------
                                        Title:
                                              ----------------------------------


                                        By:
                                           -------------------------------------
                                        Name:
                                             -----------------------------------
                                        Title:
                                              ----------------------------------

                                                            (seal)


Countersigned:

Norwest Bank Minnesota,
National Association
as Warrant Agent



By:
    ------------------------
   Authorized Signatory


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                           Form of Warrant Certificate

                                    [Reverse]

          Unless and until it is exchanged in whole or in part for Warrants in definitive form, this Warrant may not be transferred except as a whole by the depositary to a nominee of the depositary or by a nominee of the depositary to the depositary or another nominee of the depositary or by the depositary or any such nominee to a successor depositary or a nominee of such successor depositary. The Depository Trust Company ("DTC") (55 Water Street, New York, New York) shall act as the depositary until a successor shall be appointed by the Company and the Warrant Agent. Unless this certificate is presented by an authorized representative of DTC to the issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of DTC (and any payment is made to Cede & Co. or such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

          The Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Warrants expiring March 15, 2007 entitling the holder upon exercise to receive shares of Common Stock of the Company, and are issued or to be issued pursuant to the Warrant Agreement duly executed and delivered by the Company to the Warrant Agent, which Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Warrant Agent, the Company and the holders (the words "HOLDERS" or "HOLDER" meaning the registered holders or registered holder) of the Warrants.

          Warrants may be exercised at any time from 9:00 a.m. on or after the earliest to occur of (i) one year from the issue date of the Notes, (ii) such other date as may be designated by Donaldson, Lufkin & Jenrette Securities Corporation (the "SEPARATION DATE") and until 5:00 p.m., New York, New York time on March 15, 2007. The holder of Warrants evidenced by this Warrant Certificate may exercise them by surrendering this Warrant Certificate, with the form of election to purchase set forth hereon properly completed and executed, together with payment of the Exercise Price in the form of cash or by certified or official bank check payable to the order of the Company in the amount of the Exercise Price at the office of the Warrant Agent. In the event that upon any exercise of Warrants evidenced hereby the number of Warrants exercised shall be less than the total number of Warrants evidenced hereby, there shall be issued to the holder hereof or his assignee a new Warrant Certificate evidencing the number of Warrants not exercised. No adjustment shall be made for any dividends on any Common Stock issuable upon exercise of this Warrant.

          The Warrant Agreement provides that upon the occurrence of certain events the Exercise Price set forth on the face hereof may, subject to certain conditions, be adjusted. If the Exercise Price is adjusted, the Warrant Agreement provides that the number of shares of Common Stock issuable upon the exercise of each Warrant shall be adjusted. No fractions of a share of Common Stock will be issued upon the exercise of any Warrant, but the Company will pay the cash value thereof determined as provided in the Warrant Agreement.

          The Warrant Agreement provides that the Company shall be bound by certain registration obligations with respect to the Common Stock issuable upon exercise of the Warrants, as set forth in the Warrant Agreement.


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          Warrant Certificates, when surrendered at the office of the Warrant
Agent by the registered holder thereof in person or by legal representative or attorney duly authorized in writing, may be exchanged, in the manner and subject to the limitations provided in the Warrant Agreement, but without payment of any service charge, for another Warrant Certificate or Warrant Certificates of like tenor evidencing in the aggregate a like number of Warrants.

          Upon due presentation for registration of transfer of this Warrant Certificate at the office of the Warrant Agent, a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee(s) in exchange for this Warrant Certificate, subject to the limitations provided in the Warrant Agreement, without charge except for any tax or other governmental charge imposed in connection therewith.

          The Company and the Warrant Agent may deem and treat the registered holder(s) thereof as the absolute owner(s) of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, of any distribution to the holder(s) hereof, and for all other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary. Neither the Warrants nor this Warrant Certificate entitles any holder hereof to any rights of a stockholder of the Company.


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                          Form of Election to Purchase

                    (To Be Executed Upon Exercise Of Warrant)

          The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, to receive __________ shares of Common Stock and herewith tenders payment for such shares in the form of cash or certified or official bank check payable to the order of Olympic Financial Ltd. in the amount of $_______ (the "PURCHASE PRICE") in accordance with the terms hereof.

          The undersigned requests that a certificate for such shares be registered in the name of ___________________________________, whose address is
______________________________________ and that such shares be delivered to ____
_______________________ whose address is ________________________________.

          If said number of shares is less than all of the shares of Common Stock purchasable hereunder, the undersigned requests that a new Warrant Certificate representing the remaining balance of such shares be registered in the name of _____________________, whose address is __________________, and that such Warrant Certificate be delivered to ________________, whose address is
_____________________.



Date:  ____________________

                                        Your Signature:______________________
                                        (Sign exactly as your name appears on
                                        the face of this Warrant)



Signature Guarantee:


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                   SCHEDULE OF EXCHANGES OF GLOBAL WARRANTS(1)


The following exchanges of a part of this Global Warrant for Definitive Warrants have been made:

                                            Number of
             Amount of      Amount of       Warrants in
             decrease in    increase in     this Global
             Number of      Number of       Warrant          Signature of
             Warrants in    Warrants in     following        authorized
Date of      this Global    this Global     such decrease    officer of
Exchange     Warrant        Warrant         or increase      Warrant Agent
--------------------------------------------------------------------------









--------------------
(1)  This is to be included only if the Warrant is in global form.



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